SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2010

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-29092	54-1708481
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7901 Jones Branch Drive, Suite 900, McLean, VA 22102

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 902-2800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2010, Primus Telecommunications Group, Incorporated (“Group”), Primus Telecommunications, Inc. (“PTI” and together with Group, the “Companies”) and John F. DePodesta entered into a Termination Agreement (the “Agreement”) in connection with the mutually agreed upon termination, as of March 31, 2010, of all director, officer and employment positions Mr. DePodesta holds with the Companies and all of their affiliates (“Termination”). No successors have yet been appointed for Mr. DePodesta’s former positions with the Companies and their affiliates.

The Companies and Mr. DePodesta are parties to a Separation Agreement dated July 1, 2009, which was approved as part of Group’s prior bankruptcy proceeding. As required under the Separation Agreement, the Termination Agreement provides that the Companies will (1) pay Mr. DePodesta an aggregate lump sum payment of $1,581,225 on October 1, 2010, (2) pay Mr. DePodesta, commencing on October 1, 2010, the sum of $10,125 and thereafter make 23 consecutive monthly payments of $10,125 each for certain health and insurance benefits, and (3) pay the premiums for certain vision and dental insurance coverage for the 18 month period commencing with the Termination. The Termination Agreement provides for the vesting of 9,937 restricted stock units for Group common shares (“RSUs”) granted to Mr. DePodesta under his July 2, 2009 Restricted Stock Unit Agreement and the vesting of 2,484 non-qualified stock options (“NQSOs”) to purchase shares of Group common stock granted to Mr. DePodesta under a Non-Qualified Stock Option Agreement dated July 1, 2009, if Group achieves targeted 2010 Adjusted EBITDA levels designated in those agreements. The Termination Agreement also provides for the vesting of 15,264 NQSO’s granted to Mr. DePodesta under his July 1, 2009 Non-Qualified Stock Option Agreement. The remaining RSU’s and NQSO’s previously awarded to Mr. DePodesta were cancelled in connection with Termination.

Under the Agreement, Mr. DePodesta executed a general release for the benefit of the Companies and their affiliates and agreed to certain confidentiality, non-solicitation (two years), non-competition (one year), and cooperation covenants and related contractual obligations. Group and Mr. DePodesta also agreed to an arrangement for certain professional consultation services to be provided by Mr. DePodesta for a six-month period following Termination; under this arrangement, Mr. DePodesta is entitled to be compensated at $500 per hour and provide up to 32 hours per month so long as the number of hours Mr. DePodesta provides does not exceed on an annualized basis 20% of the average annual hours he worked for the Companies and their affiliates during the prior 36 months. In addition, Group is entitled to impose a monthly limit on services that could otherwise result in professional fee payment obligations by Group to Mr. DePodesta in excess of $10,000 per month.

Item 9.	Exhibits

Exhibit No.	Description

10.1	Termination Agreement dated March 29, 2010 by and between John F. DePodesta and Primus Telecommunications Group, Incorporated and Primus Telecommunications, Inc.

10.2	Agreement for Professional Services dated March 31, 2010 by and between Primus Telecommunications Group, Incorporated and John F. DePodesta

99.1	Press release dated March 30, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

Dated: March 30, 2010	By:	/s/ Thomas R. Kloster
Thomas R. Kloster
Chief Financial Officer (Principal Financial Officer)